UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  07/31/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

As previously reported, on January 16, 2007, Sharper Image Corporation (the "Company") entered into a Settlement Agreement and Release (the "Agreement") in the case entitled Manuel Figueroa, et al. vs. Sharper Image Corporation et al., pending in the United States District Court for the Southern District of Florida, Miami Division (Case No.: 05-21251-CIV-Altonaga), covering all persons who purchased an Ionic Breeze branded product between May 6, 1999 and the effective date of the Agreement who do not opt out of the Agreement (the "Settlement Class"). Thereafter, on January 24, 2007, the Company entered into an Amended Settlement Agreement and Release, which did not materially change the Agreement. On June 22, 2007, the Company entered into a Second Amended Settlement Agreement and Release which amended certain of the Agreement terms, including some of the consideration to be provided to the Settlement Class.

On July 30, 2007, the Company entered into a Third Amended Settlement Agreement and Release (the "Third Amended Agreement"), which further amended certain of the Agreement terms. The Third Amended Agreement provides that the Merchandise Credits to be issued by the Company may be transferred, aggregated (subject to limitations on aggregation of transferred credits), and used for any product offered by the Company. In addition, the Merchandise Credits will now expire after two years. The Company also has agreed to make the advertising modifications it previously agreed to subject to an injunction, and to offer free shipping of OzoneGuards. The Company also agreed to mailing Merchandise Credits directly to those class members in the Company's database. Finally, if at the time the Merchandise Credits expire after two years the ultimate redemption of the Merchandise Credits falls below a specified percentage of the available credits, and the Company shows in its financial statements a positive net income for the preceding four fiscal quarters prior to the expiration of the Merchandise Credits, the Company will pay a percentage of this positive net income to charity, not exceed ten percent of the positive net income.

The actual cost to the Company of the Merchandise Credits and Ozone Guards will depend upon the redemption rates of the credit by members of the Settlement Class and the number of Settlement Class Members that request an Ozone Guard.

A copy of the Third Amended Agreement is attached hereto as Exhibit 10.1 and is incorporated into this report by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.    Description of Exhibit

10.1            Third Amended Settlement Agreement and Release, dated July 30, 2007, by and among Plaintiffs, Manuel Figueroa and Dixie M. Garner, the Settlement Class, and Defendant Sharper Image Corporation.

Item 9.01.    Financial Statements and Exhibits

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: August 03, 2007	By:	/s/ Rebecca L. Roedell
Rebecca L. Roedell
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-10.1	Third Amended Settlement Agreement and Release, dated July 30, 2007, by and among Plaintiffs, Manuel Figueroa and Dixie M. Garner, the Settlement Class, and Defendant Sharper Image Corporation.